News

GlobalWise Investments Shareholders Approve Proxy Slate Including Name Change to Intellinetics, Inc.

and 1-7 Reverse Stock Split

Stock Trades Under New Symbol: INLX

COLUMBUS, Ohio, (Aug. 07, 2014) – GlobalWise Investments, Inc. (OTCQB: GWIV, INLX) and its wholly owned subsidiary Intellinetics, Inc. -- a leading-edge technology company focused on the design, implementation and management of cloud-based Enterprise Content Management (ECM) systems in both the public and private sectors -- announced that at its August 6, 2014 annual shareholder meeting, shareholders approved the slate of seven proposals.

Matters Approved by Shareholders

•	The following directors were elected for a one-year term: A Michael Chretien, Matthew L. Chretien, Thomas D. Moss and Rye D’Orazio.
•	An amendment to the Articles of Incorporation was approved to effectuate a 1 for 7 reverse stock split, effective upon the filing and acceptance of the amended charter with the Nevada Secretary of State.
•	An amendment to the Articles of Incorporation was approved to change the company’s name from GlobalWise Investments, Inc. to Intellinetics, Inc., effective upon the filing and acceptance of the amended charter with the Nevada Secretary of State.
•	The current compensation of named executive officers was approved on an advisory basis (i.e., ‘Say-On-Pay’).
•	The shareholders voted, on an advisory basis, to hold ‘Say-on-Pay’ advisory votes every three years.
•	Shareholders ratified the appointment of independent registered public accounting firm GBQ Partners LLC.

On August 1, 2014, the Company’s shares began trading under its new OTCQB stock symbol, INLX.

“Shareholder support and approval for these important, coordinated components represent an important milestone in our strategy to improve liquidity in the market for the Company’s stock and to help our focus on revenue growth,” said Matthew L. Chretien, President and CEO. “The company name and stock symbol change will help us to increase Intellinetics’ brand awareness in the market. It brings the added benefit of a name associated with a 20-year track record of delivering mission-critical document solutions into the public safety market and beyond. This credibility is a key catalyst to attracting profiled distribution partners for our IntelliCloudTM solutions into our channel network. I am very pleased with all that we accomplished today.”

-Continued-

IntelliCloud Features & Benefits

The IntelliCloud solution is delivered to the market by our Channel Partners to their customers as a turnkey solution to reduce operational costs and increase document accessibility and security for small to medium sized enterprises (SMEs):

•	Find, Share, Email, and Route documents to authorized users
•	Simple, Affordable, and Secure
•	Improve Productivity & Reduce Costs
•	To view the simplicity of IntelliCloud in action, visit http://www.intellinetics.com/video.

About Intellinetics, Inc.

Since 1994, Intellinetics has been building powerful solutions making it easy to securely capture paper and/or digital documents and connect them to business processes to save time, money and improve performance. IntelliCloudTM enables reseller-partners to add cost effective document-centric workflow solutions to their devices and/or services for a strong selling advantage and revenue growth. Intellinetics is wholly owned by GlobalWise Investments, Inc. (OTCBB: GWIV). Visit www.intellinetics.com for more information.

About GlobalWise Investments, Inc.

GlobalWise Investments, Inc., via its wholly owned subsidiary Intellinetics, Inc., is a Columbus, Ohio-based Enterprise Content Management (ECM) pioneer with industry-leading software that delivers cloud ECM-based solutions on demand. The Company’s flagship platform, IntellivueTM, represents a new industry benchmark and game-changing solution by enabling clients to access and manage the content of every scanned document, file, spreadsheet, email, photo, audio file or video tape – virtually anything that can be digitized – in their enterprise from any PC, laptop, tablet or smartphone from anywhere in the world.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics' intentions, beliefs, expectations, representations, projections, plans or strategies regarding the future are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risk factors. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website www.intellinetics.com or at www.sec.gov .

Contact:

Matthew Chretien, Pres. & CEO

GlobalWise Investments, Inc.

614-388-8909 matt@intellinetics.com